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                                                                    Exhibit 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Sirius Satellite Radio Inc.:


As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 21, 2000 included in Sirius Satellite Radio Inc., and Subsidiary's (f/k/a CD Radio Inc.) Form 10K for the year ended December 31, 1999 and all references to our firm included in this registration statement.


ARTHUR ANDERSEN LLP


New York, New York
October 13, 2000